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                                                                    Exhibit 4.03







                            SKYWORKS SOLUTIONS, INC.,
                                     Issuer

                    15% Convertible Senior Subordinated Notes

                                Due June 30, 2005


                         ------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of January 15, 2003

                         ------------------------------



                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                     Trustee
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            THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental
Indenture"), dated as of January 15, 2003 between Skyworks Solutions, Inc., a Delaware corporation (the "Company"), and Wachovia Bank, National Association, a national banking association organized under the laws of the United States of America, as trustee (the "Trustee"), is to that certain Indenture dated as of November 20, 2002 between the Company and the Trustee (the "Indenture").

                                    RECITALS

            WHEREAS, Section 10.01 of the Indenture provides that the Company and the Trustee may amend the Indenture, without the consent of the Securityholders, to cure any omission or defect or to make any change to the Indenture that does not adversely affect the rights of any Securityholder; and

            WHEREAS, the Company and the Trustee desire to amend certain provisions of the Indenture as provided in this Supplemental Indenture.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the Trustee hereby covenant and agree, for the benefit of the other party and the equal and ratable benefit of all Holders from time to time of the Securities:

                                   ARTICLE 1

                           AMENDMENT TO THE INDENTURE

            Section 1.01. Amendment. Exhibit A to the Indenture is hereby amended by adding the following additional legend at the end of the legends set forth on the Form of Face of Security:

            THIS SECURITY HAS BEEN ISSUED WITH "ORIGINAL ISSUE DISCOUNT" ("OID") FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE HOLDER OF THIS SECURITY MAY CONTACT THE CHIEF FINANCIAL OFFICER OF SKYWORKS SOLUTIONS, INC. AT (781) 376-3000, WHO WILL PROVIDE INFORMATION AS TO THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THE SECURITY.

                                   ARTICLE 2

                                MISCELLANEOUS

            Section 2.01. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

            Section 2.02. Confirmation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed.
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            Section 2.03. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

            Section 2.04. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

            Section 2.05. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

            Section 2.06. Counterparts. This Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

              (remainder of this page intentionally left blank)


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            IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed, all as of the day and year first above written.

                               SKYWORKS SOLUTIONS, INC.



                               By /s/ David J. Aldrich
                                  --------------------------------------
                                  Name:  David J. Aldrich
                                  Title:  President and Chief Executive Officer





                               WACHOVIA BANK, NATIONAL ASSOCIATION, AS
                               TRUSTEE

                               By /s/ Timothy A. Donmoyer
                                  --------------------------------------
                                  Name:  Timothy A. Donmoyer
                                  Title:  Vice President


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